U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2003

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number: 609-567-7800.

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Item 7. Exhibits.

    Exhibit Number                Description

        99.1                 Press release of May 6, 2003

Item 9. Regulation FD Disclosure.

The Registrant intends to issue the press release which is attached as Exhibit 99.1 on or after May 6, 2003.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                       May 6, 2003

/s/ Peter Amico

Peter Amico

President

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AIRTRAX, INC. TO ACQUIRE A SIGNIFICANT

INTEREST IN FILCO GmbH

(Hammonton, NJ, 6 May, 2003)  Airtrax, Inc. (OTC BB AITX), a U.S. based developer of omni-directional forklift trucks, has announced a signed letter of intent to acquire a significant interest in Filco GmbH, a newly formed German corporation, owned by the American, Filipov Family. Filco GmbH., www.filcogmbh.com, recently acquired substantially all of the assets of Clark Material Handling GmbH, at Clark’s facility located in Rheinstar Mulhiem a.d. Ruhr, Germany.  Prior to filing for insolvency approximately 5 months ago, Clark Material Handling GmbH was one of Europe’s largest producers of industrial lifts. .Clark Material Handling GmbH’s  200,000 square foot plant in Mülheim, Germany, has been leased by Filco with an option to purchase for approximately 4.7 million euros. Annual sales  volume at this facility topped  $100 million during 2000 . The letter of intent provides for Airtrax to acquire a significant interest in Filco, in exchange for issuing to Filco or its shareholders shares of Airtrax common stock, along with other terms, including the execution of definitive agreement. Airtrax has filed the letter of intent with the Securities and Exchange Commission under Form 8-K on May 1, 2003 (www.sec.gov).

In announcing the signing of the letter of intent, Peter Amico, Airtrax President, claimed that "Upon finalization of the definitive agreement with Filco, the Clark Material Handling GmbH facility and its established network will allow production of our  ATX- Sidewinder  at this facility for European sales and create an opportunity to  private labeled forklifts.. This arrangement  could help transform Airtrax into a global player virtually overnight.”

The Airtrax ATX-Sidewinder omni-directional forklift is currently scheduled for US production in middle 2003.

For more information visit www.airtrax.com or to receive an interactive CD-ROM about Airtrax, contact Jeffrey Birdman at 407.650.5252 or email jbirdman@maranagroup.com

This document contains forward-looking statements that are subject to risks and uncertainties. For such statements Airtrax claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. The Company intends that such statements about the Company's future expectations including future revenues and earnings and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. Readers should refer to the Company reports filed with the Securities and Exchange Commission, which includes its Form 10-KSB for the period ended December 31, 2002 and subsequent filings, for a discussion of risks and uncertainties regarding the Company and its business.

Airtrax, Inc.

contact: Peter Amico, President,

Airtrax, Inc.

609/567-7800

Fax: 609/567-7895

E-mail: pamico@airtrax.com

Date:  6 May 03

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